UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 11, 2009
Horsehead Holding Corp.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-33658	20-0447377

(Commission File Number)	(IRS Employer Identification No.)

4955 Steubenville Pike, Suite 405, Pittsburgh, Pennsylvania	15205

(Address of Principal Executive Offices)	(Zip Code)
(724) 774-1020

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
     On December 11, 2009, Horsehead Corporation, a wholly-owned subsidiary of the registrant (“Horsehead”), and The CIT Group/Business Credit, Inc. (“CIT”) entered into a letter agreement, dated December 11, 2009 (the “Letter Agreement”), with respect to the Financing Agreement, dated as of July 15, 2005 (as amended, the “Financing Agreement”), by and among Horsehead, Chestnut Ridge Railroad Corp., a wholly-owned subsidiary of the registrant (“Chestnut”), CIT and the other lenders party thereto. Pursuant to the Letter Agreement, Horsehead and CIT, as agent for the lenders under the Financing Agreement, agreed to terminate the Financing Agreement, which was scheduled to expire on July 15, 2010. Pursuant to the Letter Agreement, on December 11, 2009, Horsehead paid to CIT $44,208, representing payment in full of all obligations outstanding under the Financing Agreement, the Financing Agreement was terminated and all liens and security interests of CIT in the property or capital stock of Horsehead and Chestnut were released. Pursuant to the Letter Agreement and the terms of the Financing Agreement, certain customary indemnities and covenants under the Financing Agreement survive such termination.
     Horsehead anticipates the termination of the Financing Agreement will reduce its financing costs in 2010 by approximately $195,000 in unused line of credit fees and collateral management fees. In December 2009, Horsehead will write-off the $330,000 balance of its deferred financing costs associated with the Financing Agreement.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Letter agreement, dated as of December 11, 2009, between Horsehead Corporation and The CIT Group/Business Credit, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORSEHEAD HOLDING CORP.
Dated: December 15, 2009	/s/ Robert D. Scherich
	By:	Robert D. Scherich
	Its:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter agreement, dated as of December 11, 2009, between Horsehead Corporation and The CIT Group/Business Credit, Inc.